Exhibit 10.34

RIMINI STREET, INC.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

June 29, 2017
CONFIDENTIAL

CB Agent Services LLC, as Origination Agent
under the below-referenced Financing Agreement
888 Seventh Avenue, 29th Floor
New York, New York 10106

Re:	Second Amended and Restated Fee Letter

Ladies and Gentlemen:

Reference is made to (i) the Financing Agreement, dated as of June 24, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”) and (ii) that certain Amended and Restated Fee Letter, dated as of October 28, 2016, by and among the Borrowers and the Origination Agent (as amended, supplemented or otherwise modified from time to time, the “Existing Fee Letter”).  Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Financing Agreement.

The Borrowers and the Origination Agent hereby agree that this letter agreement amends and restates the Existing Fee Letter in its entirety.

In connection with the Financing Agreement, the Borrowers hereby agree to pay to the Origination Agent the following fees for its own account (except as set forth in a separate writing between the Origination Agent and the Lenders):

CB Agent Services LLC, as Origination Agent
as of June 30, 2017

1.          Origination Fee.  On the Effective Date, the Borrowers shall pay to the Origination Agent, a non‑refundable origination fee (the “Origination Fee”) equal to $6,250,000, which shall be deemed fully earned when paid.

2.          Continuing Origination Agent Services Fee. In consideration for its (i) services in arranging and underwriting the financing facility pursuant to the Financing Agreement and (ii) continuing services as Origination Agent, in its capacity as Origination Agent under the Loan Documents, from the Effective Date until the occurrence of a Trigger Event (such services set forth in clauses (i) and (ii) and more fully described in Schedule A attached hereto, collectively, the “Continuing Origination Agent Services”), the Borrowers shall pay to the Origination Agent an additional fee (the “Continuing Origination Agent Services Fee”), separate and distinct from the Origination Fee, equal to the sum of the incremental amounts of Annual Run Rate Revenue (as defined below) multiplied by the ‘Multiplier’ set forth in the table below for such incremental amount of Annual Run Rate Revenue:

Annual Run Rate Revenue	Multiplier	Formula Used to Determine Multiplier*
$0 - $300,000,000	0.1410	4.70% x 3
Greater than $300,000,000 and less than or equal to $500,000,000	0.1008	3.36% x 3
Greater than $500,000,000 and less than or equal to $700,000,000	0.0606	2.02% x 3
Greater than $700,000,000	0.0201	0.67% x 3
* The last column is included solely for informational purposes, and is not part of the calculation of the actual Continuing Origination Agent Services Fee.

The Continuing Origination Agent Services Fee shall be due and payable upon the occurrence of a Trigger Event but if and only if, as of such date, the Origination Agent has performed the Continuing Origination Agent Services.  Upon fulfillment of the condition described in the immediately preceding sentence, the Continuing Origination Agent Services Fee shall become immediately earned and shall be deemed to be fully non-refundable when paid.  For purposes of this letter agreement, “Trigger Event” means the earliest of (a) the Final Maturity Date, (b) the Termination Date, (c) the acceleration of the Obligations in accordance with Section 9.01 of the Financing Agreement, including as a result of the commencement of an Insolvency Proceeding, (d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Collateral Agent, for the account of the Lenders in full or partial satisfaction of the Obligations and (e) the termination of the Financing Agreement for any reason.  Notwithstanding the foregoing, the Origination Agent may, in its sole discretion, agree to receive payment of the Continuing Origination Agent Services Fee in one or more installments or in a combination of cash and/or Equity Interests.  The parties hereto hereby agree that the Continuing Origination Agent Services Fee is a Specified Fee.

CB Agent Services LLC, as Origination Agent
as of June 30, 2017

Example of Continuing Origination Agent Services Fee calculation: $325,000,000 in Annual Run Rate Revenue at the time of payment of the Continuing Origination Agent Services Fee shall result in a Continuing Origination Agent Services Fee calculated as follows:

(0.1410 * $300,000,000) + (0.1008 * $25,000,000) = $44,820,000.

As used above, “Annual Run Rate Revenue” shall mean the annual run-rate revenue of the Parent and its Subsidiaries, calculated at the time the Continuing Origination Agent Services Fee is due and payable based on the most recently ended fiscal quarter of the Parent multiplied by 4, as certified to the Origination Agent by the Parent and accompanied by detail reasonably acceptable to the Origination Agent.

3.          Borrower Tax Treatment. The Borrowers hereby agree that for U.S. federal (and corresponding state or local) income tax purposes the relevant Borrower shall not claim a deduction for the Continuing Origination Agent Services Fee prior to the relevant Borrower’s taxable year that includes a Trigger Event, and that in no event shall any such deduction be claimed prior to the time at which the Origination Agent has performed the Continuing Origination Agent Services.

4.          Loan Servicing Fee.  From and after the Effective Date and until the Termination Date, the Borrowers shall pay to the Origination Agent, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to $395,000 per annum, which shall be deemed to be fully earned when paid and which shall be due and payable on the Effective Date and annually in advance thereafter on each anniversary of the Effective Date.

5.          Collateral Monitoring Fee.  From and after the Effective Date and until the Termination Date, the Borrowers shall pay to the Origination Agent, a non-refundable collateral monitoring fee (the “Collateral Monitoring Fee”) equal to the sum of (i) 2.50% per annum multiplied by (ii) the aggregate outstanding principal amount of the Term Loan (including the Term Loan PIK Amount), which shall be deemed to be fully earned when paid and which shall be due and payable monthly in arrears on the first Business Day of each month after the Effective Date.

6.          Second Amendment Origination Fee.  On the Second Amendment Effective Date, the Borrowers shall pay to the Origination Agent, a non‑refundable origination fee (the “Second Amendment Origination Fee”) equal to $6,250,000, which shall be deemed fully earned when paid.

7.          Second Amendment Documentation Fee.  On the Second Amendment Effective Date, the Borrowers shall pay to the Origination Agent, a non‑refundable documentation fee (the “Second Amendment Documentation Fee”) equal to $3,750,000, which shall be deemed fully earned when paid.

CB Agent Services LLC, as Origination Agent
as of June 30, 2017

8.          Fifth Amendment Origination Fee.  On the Fifth Amendment Effective Date, the Borrowers agree to pay to the Origination Agent, a non‑refundable origination fee (the “Fifth Amendment Origination Fee”) equal to $1,250,000, which shall be (i) deemed fully earned on the Fifth Amendment Effective Date and (ii) due and payable in cash on the earlier to occur of (x) the consummation of the equity raise that satisfies the requirements of Section 7.01(t) of the Financing Agreement and (y) March 31, 2018.

9.          S-4 Delay Fee.  The Borrowers agree to pay to the Origination Agent, a non‑refundable delay fee equal to $1,250,000 (each such delay fee in the amount of $1,250,000, a “S-4 Delay Fee”), which each such S-4 Delay Fee shall be (i) deemed fully earned on July 1, 2017 if the Borrower’s Form S-4 is not filed with the SEC on or before June 30, 2017 and an additional S-4 Delay Fee on the first day of each month thereafter until the Borrower’s Form S-4 is filed with the SEC and (ii) due and payable in cash on the earliest to occur of (x) the consummation of the equity raise that satisfies the requirements of Section 7.01(t) of the Financing Agreement, (y) the Final Maturity Date and (z) the Termination Date; provided, that the Origination Agent may waive the requirement to pay any portion of any S-4 Delay Fee in its sole discretion

10.          Equity Raise Delay Fee.  The Borrowers agree to pay to the Origination Agent, a non‑refundable equity raise delay fee equal to $1,250,000 (each such equity raise delay fee in the amount of $1,250,000, an “Equity Raise Delay Fee”), which each such Equity Raise Delay Fee shall be (i) deemed fully earned on September 1, 2017 if the equity raise that satisfies the requirements of Section 7.01(t) of the Financing Agreement is not consummated on or before August 31, 2017 and an additional Equity Raise Delay Fee on the first day of each month thereafter until the equity raise that satisfies the requirements of Section 7.01(t) of the Financing Agreement is consummated and (ii) due and payable in cash on the earliest to occur of (x) the consummation of the equity raise that satisfies the requirements of Section 7.01(t) of the Financing Agreement, (y) the Final Maturity Date and (z) the Termination Date; provided, that the Origination Agent may waive the requirement to pay any portion of any Equity Raise Delay Fee in its sole discretion.

On the Effective Date, the Parent has entered into that certain Consulting Services Agreement, dated as of June 24, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Consulting Agreement”), by and among the Parent and CB Agent Services LLC.  Notwithstanding anything to the contrary in the Financing Agreement or any other Loan Document, the Borrowers and the Origination Agent hereby acknowledge and agree that (a) the Consulting Agreement is not a Loan Document and (b) all obligations of the Borrowers under the Consulting Agreement (the “Consulting Fees”) shall constitute “Obligations” under the Financing Agreement and the other Loan Documents.  The parties hereto hereby agree that each Consulting Fee is a Specified Fee.

The Borrowers shall pay all amounts due and payable hereunder to the account of the Origination Agent not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, except to the extent the Origination Agent may agree, in its sole discretion, to receive payment of the Continuing Origination Agent Services Fee in one or more installments or in a combination of cash and/or Equity Interests.  All payments hereunder shall be made by the Borrowers without set-off, counterclaim, deduction or other defense.

The Borrowers hereby acknowledge and agree that (a) the Origination Fee, the Continuing Origination Agent Services Fee, each Collateral Monitoring Fee, each Loan Servicing Fee, the Second Amendment Origination Fee, the Second Amendment Documentation Fee, the Fifth Amendment Origination Fee, each Consulting Fee, each S-4 Delay Fee and each Equity Raise Delay Fee (i) each constitute Obligations, and (ii) are in addition to any other fees payable by the Loan Parties under the Financing Agreement or any other Loan Document, and (b) this letter agreement constitutes a “Loan Document”.

This letter agreement is the Fee Letter referred to in the Financing Agreement, shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  This letter agreement may not be amended or otherwise modified unless the same shall be in writing and signed by the parties hereto.  IF THIS LETTER AGREEMENT BECOMES THE SUBJECT OF A DISPUTE, EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.  The Borrowers agree that any suit or proceeding arising in respect to this letter agreement or any matter referred to in this letter agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and the Borrowers agree to submit to the jurisdiction of, and to venue in, such courts.

[signature pages follow]

The contents of this letter agreement are confidential.  This letter agreement shall not be disclosed or displayed or its contents otherwise disclosed to any third Person (other than auditors of, or financial advisors or counsel to, the Borrower) without the prior written consent of the Origination Agent, except for securities law compliance purposes or as otherwise as required by law, statute, rule, regulation or valid judicial process or administrative process.

Very truly yours,

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	CEO

Accepted and agreed to
as of the date first above written:

CB AGENT SERVICES LLC,
as Origination Agent
By:	/s/ Morris Beyda
	Name:	Morris Beyda
	Title:	Partner & COO

Schedule A

Continuing Origination Agent Services

1.	Acting and performing the services as Origination Agent, in its capacity as Origination Agent under the Loan Documents, including:

a.	reviewing requests from the Borrowers for consents, waivers, approvals, assignments and amendments;

b.	reviewing agreements, schedules, exhibits, opinions, reports, financial statements and other documents required to be submitted to the Origination Argent by the Borrowers;

c.	reviewing and negotiating, if deemed necessary by the Origination Agent, changes or additions to covenants if GAAP changes;

d.	reviewing insurance coverage of the Borrowers;

e.	reviewing and approving draws by the Borrowers under the Delayed Draw B Term Loan;

f.
subject to Section 7.01(a) of the Financing Agreement, reviewing and approving the Borrowers’ auditor as well as various reports that are delivered by the auditor or the Borrowers, and seek, if desired, additional reporting information;

g.	reviewing and approving the Borrowers’ budget in order to direct release of funds from Borrowers’ blocked accounts in accordance with the Financing Agreement;

h.	reviewing pledge and security agreements for Collateral and, if desired by the Origination Agent, requesting foreign law pledge agreements, subject to Section 7.01(b) of the Financing Agreement;

i.	making, in Origination Agent’s sole discretion, Origination Agent Advances; and

j.	performing any actions of the Origination Agent required or permitted under the Loan Documents.